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                                                                    Exhibit 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 26, 2001 and January 28, 2000, included in the Abbott Laboratories Report on Form 8-K/A dated March 2, 2001 on the financial statements of Hokuriku Seiyaku Co., Ltd. for the years ended December 31, 2000 and 1999 (such financial statements are not included in the 8-K/A) and to all references to our Firm included in this registration statement.

/s/ Asahi & Co.
-----------------------
ASAHI & CO.

Tokyo, Japan
August 23, 2001


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